                                                                      Exhibit 11


                             PPG INDUSTRIES, INC.
                         AND CONSOLIDATED SUBSIDIARIES
                         -----------------------------

                       COMPUTATION OF EARNINGS PER SHARE
                  FOR THE FIVE YEARS ENDED DECEMBER 31, 1996


                                  1996     1995     1994     1993     1992
                                  ----     ----     ----     ----     ----
Income before cumulative
  effect of changes in methods
  of accounting...............   $744.0   $767.6   $514.6   $295.0   $319.4

Cumulative effect on prior
  years of changes in methods
  of accounting:
    Other postretirement
      benefits................      --       --       --    (357.1)     --
    Postemployment benefits...      --       --       --      (6.1)     --
    Income taxes..............      --       --       --      90.4      --
                                 ------   ------   ------   ------   ------
Net income....................   $744.0   $767.6   $514.6   $ 22.2   $319.4
                                 ======   ======   ======   ======   ======

Weighted average number of
  shares of common stock
  outstanding.................    187.8    202.0    211.9    212.6    212.2
                                 ======   ======   ======   ======   ======

Weighted average number of
  shares of common stock
  outstanding and common
  stock equivalents...........    189.8    204.2    213.4    214.4    213.6
                                 ======   ======   ======   ======   ======
Primary earnings per share:
   Income before cumulative
     effect of changes in
     methods of accounting....   $ 3.96   $ 3.80   $ 2.43   $ 1.39   $ 1.51

Cumulative effect on
  prior years of changes in
  methods of accounting:
    Other postretirement
      benefits................      --       --       --     (1.68)     --
    Postemployment benefits...      --       --       --     (0.03)     --
    Income taxes..............      --       --       --      0.42      --
                                 ------   ------   ------   ------   ------

Earnings per share............   $ 3.96   $ 3.80   $ 2.43   $ 0.10   $ 1.51
                                 ======   ======   ======   ======   ======

                             PPG INDUSTRIES, INC.
                         AND CONSOLIDATED SUBSIDIARIES
                         -----------------------------

                       COMPUTATION OF EARNINGS PER SHARE
                  FOR THE FIVE YEARS ENDED DECEMBER 31, 1996

                                  (Continued)


                                  1996     1995     1994     1993     1992
                                  ----     ----     ----     ----     ----
Fully diluted earnings
  per share:

  Income before cumulative
    effect of changes in
    methods of accounting.....   $ 3.92   $ 3.76   $ 2.41   $ 1.38   $ 1.50

  Cumulative effect on prior
    years of changes in
    methods of accounting:
      Other postretirement
        benefits..............      --       --       --     (1.67)     --
      Postemployment benefits.      --       --       --     (0.03)     --
      Income taxes............      --       --       --      0.42      --
                                 ------   ------   ------   ------   ------

Earnings per share............   $ 3.92   $ 3.76   $ 2.41   $ 0.10   $ 1.50
                                 ======   ======   ======   ======   ======


NOTES:

The common stock equivalents consist of the shares reserved for issuance under PPG's stock option plan and deferred under PPG's deferred compensation, earnings growth, deferred compensation plan for directors and directors common stock plans.

The fully diluted earnings per share calculations are submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because they result in dilution of less than three percent.

All amounts are in millions except per share data.